Exhibit 21.1

Subsidiaries of Mead Johnson Nutrition Company

Entity Name	Jurisdiction of Incorporation
Mead Johnson Nutrition S.R.L.	Argentina
Mead Johnson Nutrition (Australia) Pty Ltd	Australia
Mead Johnson Nutrition (Belgium) BVBA	Belgium
Mead Johnson do Brasil Comércio e Importação de Produtos de Nutrição Ltda.	Brazil
Mead Johnson Nutrition (Canada) Co.	Canada
Mead Johnson Nutritionals (China) Ltd.	China
Mead Johnson Nutrition (Colombia) Ltda.	Colombia
Mead Johnson Denmark (a Representation Office of Mead Johnson BV)	Denmark (Rep Office)
Mead Johnson Nutrition (Ecuador) Cia. Ltda.	Ecuador
Mead Johnson Nutrition (France) SAS	France
Mead Johnson Nutrition (Hong Kong) Limited	Hong Kong
Mead Johnson Nutrition (India) Private Limited	India
PT Mead Johnson Indonesia	Indonesia
Mead Johnson Nutrition Ireland (a Representation Office of Mead Johnson BV)	Ireland
Mead Johnson Nutrition (Italia) S.R.L.	Italy
Mead Johnson Nutrition (Malaysia) Sdn. Bhd.	Malaysia
Mead Johnson Nutricionales de México, S. de R.L. de C.V.	Mexico
MJN Holdings (Netherlands) B.V.	Netherlands
GMK Holdings B.V. (formerly De Barte Limburg B.V.)	Netherlands
Mead Johnson B.V.	Netherlands
Mead Johnson Nutrition Norway (a Branch of Mead Johnson BV)	Norway
Mead Johnson Nutrition (Peru) S.r.l.	Peru
Mead Johnson Nutrition (Philippines), Inc.	Philippines
Mead Johnson Nutrition (Poland) Sp. z.o.o	Poland
Mead Johnson Nutrition (Portugal) Nutrição Infantil, Sociedade Unipessoal, Lda	Portugal
Limited Liability Company Mead Johnson Nutrition	Russia
Mead Johnson Nutrition (Singapore) Pte Ltd.	Singapore
Mead Johnson Nutrition Holdings (Singapore) Pte. Ltd.	Singapore
Triple J Ingredients Pte. Ltd.	Singapore
Mead Johnson Nutrition (Spain) S.L.	Spain
Mead Johnson Nutrition (Sweden) AB	Sweden
Mead Johnson Nutrition (Taiwan) Ltd.	Taiwan
Mead Johnson Nutrition (Thailand) Ltd.	Thailand
Mead Johnson Nutrition (UK) Ltd.	UK
Mead Johnson Nutrition Nominees LLC	Delaware
Mead Johnson Nutrition (Venezuela) LLC	Delaware
Mead Johnson Nutrition (Dominicana) SA	Delaware
Mead Johnson & Company	Delaware
Mead Johnson Nutrition (Puerto Rico), Inc.	Delaware
Mead Johnson Nutrition (Venezuela) SCA	Venezuela
Mead Johnson Nutrition (Vietnam) Company Limited	Vietnam